ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the "Agreement") is made effective as of the 12th day of December, 2013, by and among Kass Promotions, Inc. (the "**Assignor**"); Magna Group, LLC (the "**Assignee**") and FuelStream, Inc. (the "**Company**").

WHEREAS, Assignee wish to assume, $145,000 of the Assignors' right, title, and interest in and to that Joint Venture Agreement, dated as of March 21st, 2012 made by the Company in the original principal amount of $250,000 in favor of Assignor (the "Note") ; and

WHEREAS, the Assignor desires to assign to the Assignee $145,000 of the Assignors' right, title, and interest in and to the Note, based on the terms and conditions set out herein.

WHEREAS, after the funding of this Agreement the Assignee and the Company will enter into a restated convertible promissory note attached as Exhibit A to this Agreement, which the Assignor will not be a party to and will have no involvement in.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1. Assignment. Subject to and in accordance with the terms and conditions set forth in this Agreement, upon receipt of consideration set forth herein Assignor hereby grants, sells, assigns, and conveys to the Assignee, without recourse, $145,000 of the Assignor's right, title and interest in and to the Note. Within two (2) business days of receipt of the consideration (as set forth below), Assignor shall mail to the Company, at the address provided to it by the Company the original Note, which shall be held in Escrow by Company pending Assignor's receipt of full payment of $290,000.00 from Company for the Promissory Note. Upon receipt of the original Note, the Company shall issue new notes to the Assignee in the amount paid by Company to Assingor. In the event full payment of $290,000 is not received by Assignor as set forth in the accompanying Convertible Promissory Note Rider Agreement, then the Company shall return the original Promissory Note to Assignor.

2. Consideration. In consideration for the assignment of the Note, Assignee shall pay to the Assignor within approximately 24 hours from receipt of the first certificate of the Company, from the first notice of conversion to the Company and as further defined in Sections 14 and 15 hereunder, in lawful money of the United States of America, to the account provided by the Assignor in a Memorandum to Magna Group, LLC.

3. Representations of Assignor. Assignor hereby represents and covenants to Assignee that:

   a. Assignor has all requisite authority to execute and deliver this Agreement and any

other document contemplated by this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby;

b. The outstanding principal amount of the Note, as of November 27th, 2013 is $250,000.00.
c. Assignor's interest in and to the Note are free and clear of all liens, encumbrances, obligations or defects which are of record prior to the date of this Agreement.

d. Assignor is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act.

e. Neither Assignor nor any of its officers and directors are now, or have been in the last 90-days, officers or directors of the Company, or beneficial holders of 10% or more of its stock

4. Representations of Assignee. The Assignee hereby represents and covenant, individually, to the Company that:

a. Assignee has all requisite power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Assignee and to perform its obligations hereunder and to consummate the transactions contemplated hereby;

b. Assignee understand that the shares to be issued upon conversion of the Note have not been, and may not be, registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Assignee's representations as expressed herein or otherwise made pursuant hereto;

c. Assignee has substantial experience in evaluating and investing in securities of companies similar to the Company and acknowledges that it can protect its own interests. Assignee has such knowledge and experience in financial and business matters so it is capable of evaluating the merits and risks of its investment in the Company. Assignee is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act;

d. Assignee has had an opportunity to receive all information related to the Company requested by them and to ask questions of and receive answers from the Company regarding the Company, and its business. Assignee has reviewed the Company's periodic reports on file with Securities and Exchange Act filings;

e. Assignee understands that there is a limited trading market for the shares issued upon conversion of the Note and that an active market may not develop for the shares.

f. Assignee represents and warrants that it has read the terms of the Note and agrees to such terms.

5. Entire Agreement. This Agreement constitutes the entire agreement between the parties in respect of the assignments contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement. This Agreement expressly supersedes and replaces any and all prior understandings or agreements between the parties with respect to the subject matter of this Agreement.

6. All Further Acts. Each of the parties hereto will do any and all such acts and will execute any and all such documents as may reasonably be necessary from time to time to give full force and effect to the provisions and intent of this Agreement. The Assignor further agrees that it will, at any time and from time to time after the date hereof, upon the Assignee's request, execute, acknowledge and deliver or cause to be executed and delivered, all further documents or instruments necessary to effect the transactions contemplated in this Agreement.

7. Choice of Law. This Agreement shall be governed by, and construed with, the laws of the State of New York, without giving effect to the conflict of law provisions thereof.

8. Notices. Notices to Assignee under the Note, shall be to the address set forth above.

9. Headings. The headings and captions contained in this Agreement are for convenience of reference only and will not in any way affect the meaning or interpretation of this Agreement.

10. Survival. Each party is entitled to rely on the representations and warranties of the other party and all such representations and warranties will be effective regardless of any investigation that the party has undertaken of failed to undertake. The representations and warranties will survive the effective date of this Agreement and continue in full force and effect until six (6) months after the effective date of this Agreement.

11. No Assignment. No Party may assign any right, benefit or interest in this Agreement without the written consent of the other party, which consent may not be unreasonably withheld. This Agreement will inure to the benefit of, and be binding upon, the Assignors and the Assignee and their respective successors and assigns.

12. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

13. Counterparts and Electronic Means. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic

communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the day and year first written above.

14. Conditions. The Assignor acknowledges the Assignee's participation, in respect to this Agreement, is on a conditions permitting basis. In the event that the transaction's risk profile, market pricing or implied volatility substantially changes, due diligence concerns, or any other conditions material to the successful closing of the transaction change, the Assignee reserves the right to terminate the Agreement at any time before delivering the cash consideration, as described hereof, to the Assignor.

15. Deposit and Clearance. If the Assignee is unable to deposit and clear the shares of the Company for any reason, the Assignee may return any shares for cancellation to the transfer agent and (a) cancel the transaction and not make payments to the Assignor or (b) demand the return of any payments advanced by the Assignee to the Assignor.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Assignor:

Kass Promotions, Inc.

____
Name:
Title:

Assignee:

Magna Group LLC

____
Joshua Sason, CEO

Company:

FUELSTREAM, INC.

____
Robert Catala, CEO, COO

$145,000

FUELSTREAM, INC.

EIGHT PERCENT (8%) CONVERTIBLE NOTE
DATED DECEMBER 12, 2013

THIS NOTE (the "Note") is a duly authorized Convertible Note of FUELSTREAM, INC., a(n) DELAWARE corporation (the "Company").

FOR VALUE RECEIVED, the Company promises to pay Magna Group, LLC (the "Holder"), the principal sum of $145,000 (the "Principal Amount") or such lesser principal amount following the conversion or conversions of this Note in accordance with Paragraph 2 (the "Outstanding Principal Amount") on December 12, 2014 (the "Maturity Date"), and to pay interest on the Outstanding Principal Amount ("Interest") in a lump sum on the Maturity Date, at the rate of eight percent (8%) per Annum (the "Rate") from the date of issuance.

Accrual of Interest shall commence on the date of this Note and continue until the Company repays or provides for repayment in full the Outstanding Principal Amount and all accrued but unpaid Interest. Accrued and unpaid Interest shall bear Interest at the Rate until paid, compounded monthly. The Outstanding Principal Amount of this Note is payable on the Maturity Date in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time. The Company may prepay principal and interest on this Note at any time before the Maturity Date.

The Company will pay the Outstanding Principal Amount of this Note on the Maturity Date, free of any withholding or deduction of any kind (subject to the provision of paragraph 2 below), to the Holder as of the Maturity Date and addressed to the Holder at the address appearing on the Note Register.

This Note is subject to the following additional provisions:

1. All payments on account of the Outstanding Principal Amount of this Note and all other amounts payable under this Note (whether made by the Company or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, cost, and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called "Taxes").

2. The Holder of this Note is entitled, at its option, at any time after the issuance of this Note, to convert all or any lesser portion of the Outstanding Principal Amount and accrued but unpaid Interest into Common Stock at a conversion price (the "Conversion Price") for each share of Common Stock equal to a price which is a 40% discount from the lowest trading price in the five (5) days prior to the day that the Holder requests conversion, unless otherwise modified by mutual agreement between the Parties (the "Conversion Price") (The Common stock into which the Note is converted shall be referred to in this agreement as "Conversion Shares"). If the Issuer's Common stock is chilled for deposit at DTC and/or becomes chilled at any point while this Agreement remains outstanding, an additional 8% discount will be attributed to the Conversion Price defined hereof. The Issuer will not be obligated to issue fractional Conversion Shares. The Holder may convert this Note into Common Stock by surrendering the Note to the Company, with the form of conversion notice attached to the Note as Exhibit B, executed by the Holder of the Note evidencing such Holder's intention to convert the Note. Additionally, in no event shall the Conversion Price be less than $0.00004. If the Borrower is unable to issue any shares under this provision due to the fact that there is an insufficient number of authorized and unissued shares available, the Holder promises not to force the Borrower to issue these shares or trigger an Event of Default, provided that Borrower takes immediate steps required to get the appropriate level of approval from shareholders or the board of directors, where applicable to raise the number of authorized shares to satisfy the Notice of Conversion.

Unless otherwise mutually agreed upon or unless the price of the Company's Common Stock falls below $0.005 as listed on its designated exchange, the Investor agrees that upon conversion of any of the outstanding Convertible Notes, not to sell, in any given trading day, more than 1) 15% of the total daily dollar volume of the Company or 2) $2,500. The Investor

also agrees not to send in more than one conversion notice every seven consecutive calendar days, unless otherwise mutually agreed upon or unless the price of the Company's Common Stock falls below $0.005,

The Company will not issue fractional shares or scrip representing fractions of shares of Common Stock on conversion, but the Company will round the number of shares of Common Stock issuable up to the nearest whole share. The date on which a Notice of Conversion is given shall be deemed to be the date on which the Holder notifies the Company of its intention to so convert by delivery, by facsimile transmission or otherwise, of a copy of the Notice of Conversion. Notice of Conversion may be sent by email to the Company, attn: Mr. Robert Catala, CEO, COO. The Holder will deliver this Note, together with original executed copy of the Notice of Conversion, to the Company within three (3) business days following the Conversion Date. At the Maturity Date, the Company will pay any unconverted Outstanding Principal Amount and accrued Interest thereon, at the option of the Company, in either (a) cash or (b) Common Stock valued at a price equal to the Conversion Price determined as if the Note was converted in accordance with its terms into Common Stock on the Maturity Date.

3. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to the payment of the Outstanding Principal Amount of this Note at the Maturity Date, and in the coin or currency herein prescribed.

4. If at any time or from time to time after the date of this Note, the Common Stock issuable upon the conversion of the Note is changed into the same or different numbers of shares of any class or classes of stock, whether by recapitalization or otherwise, then in each such event the Holder shall have the right thereafter to convert the Note into the kind of security receivable in such recapitalization, reclassification or other change by holders of Common Stock, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

5. Events of Default.

5.1. A default shall be deemed to have occurred upon any one of the following events:

5.1.1. Withdrawal from registration of the Issuer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), either voluntary or involuntary.

5.1.2. Issuer filing for bankruptcy protection under the federal bankruptcy laws, the calling of a meeting of creditors, or any act of insolvency under any state law regarding insolvency, without written notification to the Investor within five business days of such filing, meeting or action.

5.1.3. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring or issuing (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of

Conversion.

5.1.4. Failure to pay the principal and unpaid but accrued interest on the Note when due.

5.1.5. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

5.1.6. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower's ability to continue as a "going concern" shall not be an admission that the Borrower cannot pay its debts as they become due.

5.1.7. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

5.1.8. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

5.1.9 In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocable reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Holder and the Borrower.

5.1.10 The failure by Borrower to pay any and all Post-Closing Expenses as defined in section 15.

5.1.11 From and after the initial trading, listing or quotation of the Common Stock on a Principal Market, an event resulting in the Common Stock no longer being traded, listed or quoted on a Principal Market; failure to comply with the requirements for continued quotation on a Principal Market; or notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued quotation and such non-compliance continues for seven (7) trading days following such notification.

5.1.12 If the Company does not submit their quarterly or annual report (10-Q or 10-K or the equivalent), and therefore, the Company files a late notification (NT 10-Q or NT 10-K or the equivalent), and then the Company does not file the appropriate quarterly or annual report within ten (10) business days from the specific late notification.

5.2. Default remedies. Upon the occurrence and during the continuation of any Event of Default specified in Section 5.1. (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 5.1., THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGTAIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN)). Upon the occurrence and during the continuation of any Event of Default specified in Sections 5.1. (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note, 5.1.1, 5.1.2, 5.1.5, 5.1.6, 5.1.7, 5.1.8, 5.1.9, 5.1.10, 5.1.11, 5.1.12, 5.1.13 exercisable through the delivery of written notice to the Borrower by such Holders (the "Default Notice"), and upon the occurrence of an Event of Default specified in the remaining sections of Section 5.1. (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 5.1. hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its

obligations hereunder, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the "Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x) and (y) shall collectively be known as the "Default Sum") or (ii) the "parity value" of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the "Conversion Date" for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of such breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date, multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the "Default Amount") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at low or in equity.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

6. Prepayment. At any time that the Note remains outstanding, upon three business days' written notice (the "Prepayment Notice") to the Holder, the Company may pay 140% of the entire Outstanding Principal Amount of the Note plus any accrued but unpaid Interest. If the Company gives written notice of prepayment, the Holder shall agree to withhold any attempts to convert the Convertible Note for a period of 48 hours beginning upon receipt of the Prepayment Notice. Should the Company fail to make the Prepayment within the 48 hours, the Holder shall regain its right to convert the Note into shares of Common Stock of the Company.

7. Intentionally Omitted.

8. The Company covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, unless waived by the Holder or subsequent Holder in writing, the Company shall:

give prompt written notice to the Holder of any Event of Default or of any other matter which has resulted in, or could reasonably be expected to result in a materially adverse change in its financial condition or operations;

give prompt notice to the Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a Material Adverse Effect (as defined below) on the financial condition of the Company;

at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Note into Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Outstanding Principal Amount of this Note into Common Stock.

"***Material Adverse Effect***" means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party.

9. Upon receipt by the Company of evidence from the Holder reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note,

(i) in the case of loss, theft or destruction, upon provision of indemnity reasonably satisfactory to it and/or its transfer agent, or

(ii) in the case of mutilation, upon surrender and cancellation of this Note, then the Company at its expense will execute and deliver to the Holder a new Note, dated the date of the lost, stolen, destroyed or mutilated Note, and evidencing the outstanding and unpaid principal amount of the lost, stolen, destroyed or mutilated Note.

10. If any term in this Note is found by a court of competent jurisdiction to be unenforceable, then the entire Note shall be rescinded, the consideration proffered by the Holder for the remaining Debt acquired by the Holder not converted by the Holder in accordance with this Note shall be returned in its entirety and any Conversion Shares in the possession or control of the Investor shall be returned to the Issuer.

11. The Note and the Agreement between the Company and the Holder (including all Exhibits thereto) constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

12. This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

13. Intentionally Omitted.

14. Conditions. The Issuer acknowledges the Investor's participation in respect to this Agreement is on a conditions permitting basis. In the event that the transaction risk profile substantially changes, market pricing or implied volatility substantially change, due diligence raises concerns or any other conditions material to the successful closing of the transaction change, the Investor reserves the right to terminate the Agreement at any time before delivering to the Non Affiliate Debtholder the cash consideration as described hereof.

15. Post-Closing Expenses. The Issuer will bear any and all miscellaneous expenses that may arise as a result of this Agreement post-closing, not to exceed $1,500. These expenses include, but are not limited to, the cost of legal opinion production, transfer agent fees, equity issuance fees, etc. The failure to pay any and all Post-Closing Expenses will be deemed a default as described in Section 5.1.10 herein.

16. Miscellaneous

16.1. Counterparts. This Agreement may be executed in any number of counterparts by original, facsimile or email signature. All executed counterparts shall constitute one Agreement not withstanding that all signatories are not signatories to the original or the same counterpart. Facsimile and scanned signatures are considered original signatures.

16.2. Severability. This Agreement is not severable. If any term in this Agreement is found by a court of competent jurisdiction to be unenforceable, then the entire Agreement shall be rescinded, the consideration proffered by the Investor for the remaining Debt acquired by Investor not converted by the Investor in accordance with this Agreement shall be returned in its entirety and any Conversion Shares in the possession or control of the Investor shall be returned to the Issuer.

16.3. Legal Fees. Except as provided in Section 15 of this agreement, each Party will bear its own legal expenses in the execution of this Agreement. If the Issuer defaults and the Investor is required to expend funds for legal fees and expenses, such costs will be reimbursed to the Investor, solely by the Issuer.

16.4 Trading Activities. Neither the Buyer nor their affiliates has an open short position in the common stock of the Company and the Buyer agree that they shall not, and that they will cause their affiliates not to, engage in any short sales of or hedging transactions with respect to the common stock of the Company.

16.5. Modification. This Agreement and the Note may only be modified in a writing signed by all Parties.

17. Right of First Refusal. The Buyer will have a "Right of First Refusal" on the subsequent sale of any and all debt owed by Fuelstream, Inc. as long as any debt owed to Magna Group, LLC is still outstanding.

i. The Right of First Refusal will works as follows: Should the Company contemplate the sale of any debt of Fuelstream Inc., the Buyer will have a 72 hour Right of First Refusal to purchase said debt. The Company will provide the Investor with a term sheet, via e-mail (research@magnagroupllc.com), outlining the general terms under which it may sell the debt. Upon receipt, the Investor will have 72 hours to match the offer.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized, as of the date first written above.

FUELSTREAM, INC.

By:____________________________
Robert Catala, CEO, COO

Exhibit B.

NOTICE OF CONVERSION

The undersigned hereby elects to convert $_______________ of the principal amount of the Note (defined below) into Shares of Common Stock of FUELSTREAM, INC., a(n) DELAWARE Corporation (the **"Borrower"**) according to the conditions of the Convertible Note of the Borrower dated as of December 12, 2013 (the **"Note"**). No fee will be charged to the Holder or Holder's Custodian for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (**"DWAC Transfer"**).

Name of DTC Prime Broker: ______________________________

Account Number: ______________________________

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below:

Magna Group, LLC
EIN #: 27-2162659

Date of Conversion: ______________________________

Conversion Price: ______________________________

Shares to Be Delivered: ______________________________

Remaining Principal Balance Due After This Conversion: ______________________________

Signature ______________________________

Print Name: Joshua Sason